FINANCIAL                                       n e w s
RELATIONS BOARD



FOR YOUR INFORMATION:             RE:     Tefron Ltd.
                                          28 Chida Street
                                          Bnei-Brak  51371
                                          Israel
                                          (NYSE:  TFR)

AT THE COMPANY                    AT FINANCIAL RELATIONS BOARD
--------------                    ----------------------------

Mr. Gil Rozen                     Marilynn Meek - General Info. - (212) 445-8451
Chief Financial Officer


                      TEFRON REPORTS SECOND QUARTER RESULTS


HIGHLIGHTS

    o       SALES ROSE 11.7% TO $45.6 MILLION, COMPARED TO EQUIVALENT QUARTER
            LAST YEAR.
    o       EBITDA OF $4.6 MILLION.
    o       SIGNIFICANT ORDERS FROM OUR ACTIVE WEAR CUSTOMERS.

BNEI-BRAK, ISRAEL, AUGUST 10, 2004 -- Tefron Ltd. (NYSE: TFR), one of the world's leading producers of seamless intimate apparel, today announced financial results for the second quarter ended June 30, 2004.

The Company recorded sales of $45.6 million for the second quarter of 2004, compared to sales of $40.9 million for the same period last year. Gross profit for the quarter was $7.6 million, compared to gross profit of $5.8 million for the second quarter of 2003. Operating income for the second quarter was $2.1 million, compared to operating income of $701,000 for the equivalent quarter last year. Net income for the quarter was $90,000, or $0.01 per diluted share, compared to a net loss of $1.1 million, or $(0.09) per diluted share for the second quarter of 2003.

EBITDA was $4.6 million for second quarter 2004, compared to EBITDA of $2.4 million for the second quarter of 2003. A reconciliation of EBITDA to income before tax is attached. Cash flow from operations for the quarter was $2.9 million, compared to $3.6 million for the same period last year.

Sales for the first six months of 2004 were $94.5 million, compared to sales of $83.3 million for the first six months of 2003, an increase of 13.4%. Gross profit for the first six months of 2004 were $14.8 million compared to gross profit of $14 million for the first half of 2003. Operating income for the first half of 2004 was $4.1 million, compared to operating income of $4.0 million for the first half of 2003. Net income for the first six months of 2004 was $196,000, or $0.01 per diluted share, compared to a net loss of $105,000 or $(0.01) per diluted share for the same period last year.

EBITDA for the first half of 2004 was $8.9 million, compared to EBITDA of $7.6 million for the first half of 2003. Cash flow from operations for the first six months of 2004 was $5.4 million, compared to $4.9 million for the comparable period last year.

Mr. Yos Shiran, Chief Executive Officer stated:" We are pleased to have reported year-over-year sales improvement for both the second quarter and six months. And, despite lower sales in the second quarter of 2004 as compared to the first quarter, we maintained profitability at the same level as our first quarter while improving on operating results.

"As stated previously, our focus this year is on improving operating efficiency. As attested to in our first two quarters, we are beginning to see the results of our efforts in this area, but are not fully there yet. We are looking for greater operating efficiency for the balance of the year, which should translate into increased sales and profitability. "In addition, the positive response that we are receiving from the market to our products and new technologies is resulting in significant orders from our active wear customers. Currently, we expect to see sales results from these orders beginning in our fourth quarter."

Tefron's activewear line - EFP TM (Engineered For Performance), unique in its performance technology, will debut Olympic apparel in the 2004 Summer Games in Athens, Greece, in several sports categories including Track and Field, Marathon and Baseball. The EFP line provides our customers product designs with customized design solutions to achieve higher performance, fit, support and body comfort.

As previously announced, in February 2003, Tefron received notice from the New York Stock Exchange that it was in non-compliance with certain listing standards relating to minimum stockholders' equity and minimum capitalization. During July 2004, Tefron was notified by the New York Stock Exchange that the Company is now in compliance with the standards.




Tefron manufactures boutique-quality everyday seamless intimate apparel sold throughout the world by such name-brand marketers as Victoria's Secret, Target, Warnaco/Calvin Klein, The Gap, Banana Republic, Nike, Mervyn's, Patagonia and Adidas, and as well as other well known American retailers and designer labels. The company's product line includes knitted briefs, bras, tank tops, boxers, leggings, crop, T-shirts, nightwear, bodysuits, swim wear, beach wear and active-wear. The Company's Healthcare Division manufactures and sells a range of textile healthcare products.

THIS PRESS RELEASE CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS WITH RESPECT TO THE COMPANY'S BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS. THESE FORWARD LOOKING STATEMENTS ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED IN SUCH FORWARD-LOOKING STATEMENTS, INCLUDING, BUT NOT LIMITED TO,OUR DEPENDENCE ON A SMALL NUMBER OF PRINCIPAL CUSTOMERS, FLUCTUATIONS IN PRODUCT DEMAND, ECONOMIC CONDITIONS AS WELL AS CERTAIN OTHER RISKS DETAILED FROM TIME TO TIME IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY RELEASE ANY REVISIONS TO THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED.


                                                            TEFRON LTD.
                                               CONSOLIDATED STATEMENTS OF OPERATONS
                                       IN THOUSANDS OF US DOLLARS ( EXCEPT PER SHARE DATA )


                                                     SIX MONTHS ENDED               THREE MONTHS ENDED              YEAR ENDED
                                                         JUNE 30,                        JUNE 30,                   DECEMBER 31
                                               ------------    ------------    ------------    ------------        ------------
                                                   2004            2003            2004            2003                2003
                                               ------------    ------------    ------------    ------------        ------------
                                                                       (UNAUDITED)
                                               ------------------------------------------------------------
Sales,net                                      $     94,480    $     83,250    $     45,622    $     40,861        $    163,086
Cost of sales                                        79,632          69,277          37,987          35,065             138,090
                                               ------------    ------------    ------------    ------------        ------------
Gross Profit                                         14,848          13,973           7,635           5,796              24,996
Selling,general and administrative expenses          10,738          10,022           5,493           5,095              20,323
                                               ------------    ------------    ------------    ------------        ------------
Operating Income                                      4,110           3,951           2,142             701               4,673
Financing expenses ,net                               1,744           2,533           1,314           1,362               5,628
Other expenses (income),net                               1            (237)             24            (112)               (228)
                                               ------------    ------------    ------------    ------------        ------------
Income (loss) before taxes on income                  2,365           1,655             804            (549)               (727)
Taxes on income                                       1,188             326             303            (153)                (92)
                                               ------------    ------------    ------------    ------------        ------------
Net income (loss) after income taxes                  1,177           1,329             501            (396)               (635)
Equity in earnings (losses) of
  affiliates companies                                                  (22)                             56                (183)
Minority interest in ernings of a subsidiary            981           1,327             411             694               2,550
Pre-acqusition loss of susidiary since
   April 1,2003                                                          85                              85                  85
                                               ------------    ------------    ------------    ------------        ------------
Net income (loss)                              $        196           ($105)   $         90         ($1,119)            ($3,453)
                                               ============    ============    ============    ============        ============


Basic and diluted net income (loss) per share  $       0.01    $       0.01    $       0.01    $       0.09              ($0.28)
                                               ============    ============    ============    ============        ============


                                           TEFRON LTD.
                                   CONSOLIDATED BALANCE SHEETS
                                    IN THOUSANDS OF US DOLLARS


                                                           JUNE 30,
                                                ------------      ------------      DECEMBER 31,
                                                    2004              2003              2003
                                                ------------      ------------      ------------
                                                          (UNAUDITED)                 (AUDITED)
                                                ------------------------------      ------------
ASSETS

CURRENT ASSETS
Cash                                            $      9,861      $      6,130      $      6,877
Trade receivables,net                                 23,891            19,150            24,917
Others receivables and prepaid exp                     6,330             4,864             6,166
Inventory                                             33,262            26,867            31,676
                                                ------------      ------------      ------------
TOTAL current assets                                  73,344            57,011            69,636
                                                ------------      ------------      ------------

SEVERANCE PAY FUND                                       189               388               217
                                                ------------      ------------      ------------

FIXED ASSETS
Cost                                                 162,296           153,464           157,734
Less-accumulated depreciation                         64,786            56,269            60,261
                                                ------------      ------------      ------------
                                                      97,510            97,195            97,473
                                                ------------      ------------      ------------
OTHER ASSETS
Goodwill                                              30,865            30,895            30,865
Deferred taxes                                         2,785             3,961             3,428
Investment in affiliated companies                       296               482               296
Advance to supplier                                                      1,442
Others                                                   605             1,088               806
                                                ------------      ------------      ------------
TOTAL  other assets                                   34,551            37,868            35,395
                                                ------------      ------------      ------------

                                                ------------      ------------      ------------
TOTAL assets                                    $    205,594      $    192,462      $    202,721
                                                ============      ============      ============

LIABILITIES & SHAREHOLDERS'  EQUITY

CURRENT LIABILITIES
Short-term bank debt                            $     21,236      $     19,226      $     31,761
Current maturities of long-term debt:
Bank                                                  10,829            11,010            10,328
Capital leases and note payable                          668             2,192             1,367
Trade payables                                        28,523            23,199            29,558
Payables in respect of issuence of shares              3,454                --
Others payables and  accrued expenses                 11,341             9,115            11,146
                                                ------------      ------------      ------------
TOTAL current liabilities                             76,051            64,742            84,160
                                                ------------      ------------      ------------

LONG-TERM LIABILITIES
Bank  loans                                           50,144            60,558            56,471
Capital leases                                            67             2,077               327
Deferred taxes                                         7,799             8,478             7,570
Accured severance pay                                  2,593             2,303             2,486
                                                ------------      ------------      ------------
TOTAL long-term  liabilities                          60,603            73,416            66,854
                                                ------------      ------------      ------------
MINORITY INTEREST                                     15,666            14,301            15,052
                                                ------------      ------------      ------------
Total liabilities                                    152,320           152,459           166,066
                                                ------------      ------------      ------------

SHAREHOLDERS' EQUITY
Share capital                                          6,583             5,576             5,576
Additional paid-in capital                            79,115            62,810            62,810
Accumulated deficit                                  (24,127)          (20,975)          (24,323)
Deferred compensation                                   (889)
                                                ------------      ------------      ------------
                                                      60,682            47,411            44,063
Treasury shares                                       (7,408)           (7,408)           (7,408)
                                                ------------      ------------      ------------
Total shareholders' equity                            53,274            40,003            36,655
                                                ------------      ------------      ------------

                                                ------------      ------------      ------------
Total liabilities and shareholders' equity      $    205,594      $    192,462      $    202,721
                                                ============      ============      ============


STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA


                          ORDINARY SHARES         DEFERRED SHARES     ADDITIONAL
                      ----------------------  ----------------------    PAID-IN     ACCUMULATED    DEFERRED     TREASURY
                       NUMBER *)     AMOUNT    NUMBER *)    DEFICIT     CAPITAL       DEFICIT    COMPENSATION    SHARES     TOTAL
                      -----------   --------  -----------  ---------  -----------   -----------  ------------   --------  ---------
Balance as of
  January 1, 2003      12,412,166   $  5,575        4,500  $       1  $    62,810   $   (20,870)            -   $ (7,408) $  40,108

Net loss                        -          -            -          -            -        (3,453)            -          -     (3,453)
                      -----------   --------  -----------  ---------  -----------   -----------  ------------   --------  ---------

Balance as of
  December 31, 2003    12,412,166      5,575        4,500          1       62,810   $   (24,323)            -   $ (7,408)    36,655
Issuance of shares      4,604,681      1,007                               15,265                                            16,272
Deferred compansation           -                                           1,040                      (1,040)
Amortization of
  deferred
  compansation                  -                                  -                                      151                   151
Net income                      -          -            -          -            -           196             -          -        196
                      -----------   --------  -----------  ---------  -----------   -----------  ------------   --------  ---------

Balance as of
  June 30, 2004
  (Unaudited)          17,016,847   $  6,582        4,500  $       1  $    79,115   $   (24,127) $       (889)  $ (7,408) $  53,274
                      ===========   ========  ===========  =========  ===========   ===========  ============   ========  =========

Balance as of
  January 1, 2003      12,412,166   $  5,575        4,500  $       1  $    62,810   $   (20,870)                $ (7,408) $  40,108

Net income                      -          -            -          -            -          (105)                       -       (105)
                      -----------   --------  -----------  ---------  -----------   -----------  ------------   --------  ---------

Balance as of
  June 30, 2003
  (Unaudited)          12,412,166   $  5,575        4,500  $       1  $    62,810   $   (20,975) $          -   $ (7,408) $  40,003
                      ===========   ========  ===========  =========  ===========   ===========  ============   ========  =========



                          ORDINARY SHARES         DEFERRED SHARES     ADDITIONAL
                      ----------------------  ----------------------    PAID-IN     ACCUMULATED    DEFERRED     TREASURY
                       NUMBER *)     AMOUNT    NUMBER *)    DEFICIT     CAPITAL       DEFICIT    COMPENSATION    SHARES     TOTAL
                      -----------   --------  -----------  ---------  -----------   -----------  ------------   --------  ---------

Balance as of
  April 1, 2004        12,412,166   $  5,575        4,500  $       1  $    62,810   $   (24,217)            -   $ (7,408) $  36,761

Issuance of shares      4,604,681      1,007                               15,265                                           16,272
Deferred compansation           -                                           1,040                     (1,040)
Amortization of
  deferred
  compansation                  -                                               -                         151                   151
Net income                      -          -            -          -            -            90             -          -         90
                      -----------   --------  -----------  ---------  -----------   -----------  ------------   --------  ---------

Balance as of
  June 30, 2004
  (Unaudited)          17,016,847   $  6,582        4,500  $       1  $    79,115   $   (24,127) $       (889)  $ (7,408) $  53,274
                      ===========   ========  ===========  =========  ===========   ===========  ============   ========  =========

Balance as of
  April 1, 2003        12,412,166   $  5,575        4,500  $       1  $    62,810   $   (19,856)                $ (7,408) $  41,122

Net income                      -          -            -          -            -        (1,119)                       -     (1,119)
                      -----------   --------  -----------  ---------  -----------   -----------  ------------   --------  ---------

Balance as of
  June 30, 2003
  (Unaudited)          12,412,166   $  5,575        4,500  $       1  $    62,810   $   (20,975)            -   $ (7,408) $  40,003
                      ===========   ========  ===========  =========  ===========   ===========  ============   ========  =========

(*) Net of 997,400 Ordinary shares in treasury.


CONSOLIDATED STATEMENTS OF CASH FLOWS
U.S. DOLLARS IN THOUSANDS

                                                                  SIX MONTHS ENDED           THREE MONTHS ENDED
                                                                      JUNE 30,                    JUNE 30,             YEAR ENDED
                                                               ----------------------      ----------------------     DECEMBER 31,
                                                                 2004         2003           2004         2003           2003
                                                               ---------    ---------      ---------    ---------      ---------
                                                                     UNAUDITED                   UNAUDITED
                                                               ----------------------      ----------------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)                                              $     196        ($105)     $      90      ($1,119)     $  (3,453)
  Adjustments to reconcile net income (loss) to
  net cash provided by operating activities (a)                    5,205        4,972          2,859        4,749          6,329
                                                               ---------    ---------      ---------    ---------      ---------

Net cash provided by operating activities                          5,401        4,867          2,949        3,630          2,876
                                                               ---------    ---------      ---------    ---------      ---------

CASH FLOWS FROM INVESTING ACTIVITIES
  Investment in property, plant and equipment                     (5,037)      (1,858)        (3,035)        (631)        (3,948)
  Investment grants received                                         538        1,868            226            7          1,868
    Investment in affiliated companies                                 -         (166)             -          (61)          (125)
  Proceeds from sale of property, plant and equipment                 33          319             11          194            499
  Payment for acquisition of subsidiary (b)                            -          300              -          300            300
                                                               ---------    ---------      ---------    ---------      ---------

Net cash provided by (used in) investing activities               (4,466)         463         (2,798)        (191)         (1406)
                                                               ---------    ---------      ---------    ---------      ---------

CASH FLOWS FROM FINANCING ACTIVITIES
  Receipt of long-term bank loans                                      -        8,500              -        8,500          8,500
    Repayment of long-term bank loans and other loans             (5,826)     (15,806)        (2,049)     (11,352)       (22,614)
  Payment under capital lease                                       (959)       (1140)          (338)        (632)         (1691)
    Increase (decrease) in short-term bank credit, net           (10,525)        3101        (10,200)         570         15,636
    Dividend paid to minority interest in subsidiaries              (367)        (597)          (238)        (249)         (1166)
    Dividend paid to minority interest in subsidiaries         *) 19,726                   *) 19,726
                                                               ---------    ---------      ---------    ---------      ---------

  Net cash used in financing activities                            2,049       (5,942)         6,901       (3,163)        (1,335)
                                                               ---------    ---------      ---------    ---------      ---------

  Increase (decrease) in cash and cash equivalents                 2,984         (612)         7,052          276            135
  Cash and cash equivalents at the beginning of the period         6,877        6,742          2,809        5,854          6,742
                                                               ---------    ---------      ---------    ---------      ---------

  Cash and cash equivalents at the end of the period           $   9,861    $   6,130      $   9,861    $   6,130      $   6,877
                                                               =========    =========      =========    =========      =========

  *) Net of issuing cost at the amount of $ 274 thousand .



CONSOLIDATED STATEMENTS OF CASH FLOWS
U.S. DOLLARS IN THOUSANDS

                                                                  SIX MONTHS ENDED           THREE MONTHS ENDED
                                                                      JUNE 30,                    JUNE 30,             YEAR ENDED
                                                               ----------------------      ----------------------     DECEMBER 31,
                                                                 2004         2003           2004         2003           2003
                                                               ---------    ---------      ---------    ---------      ---------
                                                                     UNAUDITED                   UNAUDITED
                                                               ----------------------      ----------------------

(A) ADJUSTMENTS TO RECONCILE NET LOSS TO NET CASH
    PROVIDED BY OPERATING ACTIVITIES:
Depreciation and amortization                                  $   4,831    $   3,397      $   2,513    $   1,413      $   7,673
Increase (decrease) in accrued severance pay, net                    135         (356)           104         (321)          (692)
Decrease (increase) in deferred income taxes                         794          272             43         (207)          (289)
Equity in losses of affiliated companies                               -           22              -          (56)           183
  Gain on sale of property and equipment, net                        191         (235)           194         (110)          (199)
Minority interest in earnings of a subsidiary                        981        1,327            411          694          2,550
Pre-acquisition loss of a subsidiary                                   -           85              -           85             85

CHANGES IN OPERATING ASSETS AND LIABILITIES:
  Decrease (increase) in trade receivables, net                    1,026        2,799          2,632          258         (3,006)
    Decrease (increase) in other accounts
     receivable and prepaid expenses                                 124         (292)          (548)         192           (469)
  Increase in inventories                                         (1,586)         (23)        (1,018)         239         (4,482)
  Increase (decrease) in trade payables                           (1,019)      (2,588)          (805)       1,592          3,911
    Increase (decrease) in other accounts
     payable and accrued expenses                                   (272)         564           (667)         970          1,064
                                                               ---------    ---------      ---------    ---------      ---------

                                                               $   5,205    $   4,972      $   2,859    $   4,749      $    6,329
                                                               =========    =========      =========    =========      =========
(B) PAYMENT FOR ACQUISITION OF SUBSIDIARY
  Working capital, net                                         $       -    $    (722)     $       -    $    (722)     $    (692)
    Property and equipment, net                                        -          369              -          369            369
  Goodwill                                                             -          152              -          152            122
  Accrued severance pay, net                                           -          (99)             -          (99)           (99)
                                                               ---------    ---------      ---------    ---------      ---------

                                                               $       -    $   (300)      $       -    $    (300)     $    (300)
                                                               =========    =========      =========    =========      =========

  SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING
   AND FINANCING ACTIVITIES:                                   $     257    $   1,869      $    (730)   $    (643)     $   2,744
                                                               =========    =========      =========    =========      =========
CASH PAID DURING THE YEAR IN RESPECT OF:
  Interest paid                                                $   1,726    $   2,050      $     659    $     754      $   3,538
                                                               =========    =========      =========    =========      =========

    Income taxes, net of refunds received.                     $     318    $      56      $     314    $      51      $      60
                                                               =========    =========      =========    =========      =========


                                                                                  CALCULATION OF THE EBITDA
                                                                                  -------------------------
                                                                                      (in thousands $)

                                                    Six months ended                  Three months ended            Year ended
                                                         June 30,                          June 30,                December 31,
                                                --------------------------        --------------------------      --------------

                                                    2004             2003             2004             2003                2003
                                                    ----             ----             ----             ----                ----
Income (loss) before taxes on
  income (benefit)                                 $2,365           $1,655             $804            $(549)             $(727)

Finance expenses, net                              $1,744           $2,533           $1,314           $1,362              5,628

Depreciation and amortization
  (see Cash Flows Statements)                      $4,831           $3,397           $2,513           $1,413              7,673

Gain on sale of equipment, net
  (see Cash Flows Statements Q1/03)                                                                     $125

                                                ---------        ---------        ---------        ---------          ---------
 EBITDA                                            $8,940           $7,585           $4,631           $2,351            $12,574
                                                ---------        ---------        ---------        ---------          ---------